EXHIBIT 99

FOR IMMEDIATE RELEASE
Contact:     Herbert L. Hornsby, Jr.
             President and Chief Executive Officer
             Telephone: (609) 465-5600


CAPE BANCORP, INC. ANNOUNCES DATE OF ANNUAL MEETING

Cape May Court House, New Jersey, July 3, 2008. Cape Bancorp, Inc. (the "Company") (Nasdaq: CBNJ), the holding company for Cape Bank, today announced that the Company's annual meeting of stockholders will be held on August 25, 2008 at 3:00 p.m, at The Cape Bank Conference Center, 211 North Main Street, Cape May Court House, New Jersey. Stockholders of record at the close of business on July 8, 2008 are entitled to vote at this meeting, and any adjournments thereof.